Contacts:	Rob Capps, Co-CEO MIND Technology, Inc. 936-291-2277

Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com
Mitcham Industries Completes Reincorporation and Rebranding to MIND Technology

THE WOODLANDS, TX, August 4, 2020 – MIND Technology, Inc. (NASDAQ: MIND)
(“MIND” or the “Company”), formerly Mitcham Industries, Inc., today announced that it has completed the reincorporation of the Company from the State of Texas to the State of Delaware, including a name change to MIND Technology, Inc., and the rebranding of the Company’s operations to MIND Technology. The change in legal domicile and rebranding were approved by the affirmative vote of the holders of more than two-thirds of the votes entitled to be cast by holders of the Company’s common stock and 9.00% Series A Cumulative Preferred Stock (the “Preferred Stock”), voting separately, at the Annual Meeting of Shareholders held on July 27, 2020.
Pursuant to the terms of the reincorporation merger, each outstanding share of common stock and Preferred Stock in Mitcham Industries, Inc., the Texas corporation, has automatically converted into one share of common stock and Preferred Stock in MIND Technology, Inc., the Delaware corporation. Stockholders who hold physical stock certificates are not required to, but may, exchange stock certificates as a result of the reincorporation. The Company’s common stock and Preferred Stock will continue to trade on the NASDAQ Global Select Market under their current ticker symbols, “MIND” and “MINDP”, respectively. MIND Technology’s common stock has been assigned a new CUSIP number of 602566 101 and its Preferred Stock has been assigned a new CUSIP number of 602566 200.
No changes have been made to the Board of Directors, management, business or operations of the Company as a result of the reincorporation. The corporate headquarters will remain in Texas.
Rob Capps, MIND’s Co-Chief Executive Officer, stated, “We see this as a key step and inflection point in the expansion of our role to provide leading technology and solutions to the marine industry. We believe MIND will become known as the ‘go-to’ supplier for challenging exploration, survey and defense applications. Our Klein and Seamap brands are, and will remain, the ‘gold standard’ in their respective markets. The steps we have just completed are not an end to themselves, but in our opinion set the stage for the further growth and development that we envision in the coming months and years.
“In addition, in recognition of our focus on our marine technology products business, as well as recent changes in the global energy markets, we have now made the decision to exit the seismic land leasing business completely. We will seek to sell or otherwise dispose of those operations or the related assets and expect this process to be completed within the next 12 months,” concluded Capps.
About MIND Technology

MIND Technology, Inc. provides technology and solutions for exploration, survey and defense applications in oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND Technology has a global presence with key operating locations in the United States, Singapore, Malaysia and the United Kingdom. Its Klein and Seamap units design, manufacture and sell specialized, high performance sonar and seismic equipment.
Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward- looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.
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